Exhibit 10.19

CONFORMED COPY: This document has not been compared with the original. SANTA CLARA COUNTY RECORDER

RECORDING REQUESTED BY,
AND WHEN RECORDED, MAIL TO:

Pitcher, Nichols & Meeks
1925 Century Park East, Suite 1700
LOS Angeles, California 90087
Attention: David L. Packer, Esq.

(SPACE ABOVE THIS LINE FOR RECORDER’S USE ONLY)

DEED OF TRUST,
ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT
AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING (the “Deed of Trust”) is made as of March 20, 2007 by OMNIVISION TECHNOLOGIES, INC., a Delaware corporation (“Trustor”), as trustor, to FIRST AMERICAN TITLE INSURANCE COMPANY (“Trustee”), as trustee, for the benefit of CITIBANK, N.A., a national banking association (“Beneficiary”), as beneficiary.

1.                          DEFINITIONS. Certain terms used in this Deed of Trust are defined below; and certain other terms used in this Deed of Trust are defined elsewhere in this Deed of Trust. Except as otherwise indicated; terms defined in the Notes shall have the same meaning when used in this Deed of Trust or other Loan Documents; and terms defined in the Loan Documents other than this Deed of Trust shall have the same meaning when used herein or in the Notes.

“Event of Default” shall have the meaning provided in the Loan Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Good Faith” is used in this Deed of Trust and the Loan Documents in the manner defined in the Section 1201(19) of the Uniform Commercial Code.

“Interest Rate Agreement” shall mean any interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to hedge the position with respect to interest rates, including the “Interest Rate Swap Agreement (Long Form Trade Confirmation)” (as defined in the Loan Agreement) and any confirmation of any of such documents.

“Loan Agreement” means that certain Loan Agreement of even date herewith between Trustor, as borrower, and Beneficiary, as Lender

“Loan Documents” means the Notes, the Loan Agreement, this Deed of Trust and any other agreement, instrument, or document executed in connection with the Loan Agreement, this Deed of Trust or the Notes.

“Notes” means, collectively, (i) that certain promissory note evidencing the loan in the original principal amount of up to $27,927,045.00, payable by Trustor to Beneficiary or its order (the “Secured Term Loan”) and any amendments, modifications or supplements thereto or renewals or replacements thereof (including any new notes upon a split of a prior note or notes), and (ii) that certain promissory note evidencing the additional advances in the maximum aggregate principal amount of up to $12,000,000.00, payable by Trustor to Beneficiary or its order (the “Additional Term Loan”) and any amendments, modifications or supplements thereto or renewals or replacements thereof (including any new notes upon a split of a prior note or notes) (the Secured Term Loan and the Additional Term Loan are herein collectively referred to as the “Loan”).

“Person” means any individual, sole proprietorship, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

“Personal Property” means all “Accounts”, “Cash proceeds”, “Chattel paper”, “Collateral”, “Commercial tort claims”, “Deposit accounts”, “Documents”, “Electronic chattel paper”, “Equipment”, “Fixtures”, “General intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment property”, “Letter-of-credit rights”, “Noncash proceeds”, “Payment intangibles”, “Proceeds”, “Software”, “Supporting Obligations”, and “Tangible chattel paper”, as defined in the Uniform Commercial Code (as such Uniform Commercial Code may be amended from time to time) in which Trustor has any interest, whether currently owned or hereafter acquired, relating to, generated from, arising out of or incidental to the ownership, development, use or operation of the Real Property (whether or not subsequently removed from the Real Property (other than that portion of the Property consisting of the Real Property), including, without limitation, all

(i) machinery and tools; (ii) rugs, carpets and other floor coverings; (iii) draperies and drapery rods and brackets, awnings, window shades, Venetian blinds and curtains; (iv) lamps, chandeliers and other lighting fixtures; (v) office maintenance and other supplies; (vi) apparatus, appliances, furniture and furnishings, building service equipment, and building materials, supplies and equipment; (vii) rights, royalties, rents, security deposits, advance rentals, revenues, profits and benefits; (viii) leases, lease guarantees, contracts, contract rights, licenses, permits and certificates; (ix) deposits, funds, money and deposit accounts (including any accounts, including reserve accounts, established under any of the Loan Documents); (x) tenements, hereditaments and appurtenances; (xi) approvals and parcel maps (whether tentative or final), building permits and certificates of occupancy; (xii) names under or by which the Property or any of the Improvements may at any time be operated or known and rights to carry on business under any such names or any variant thereof; (xiii) trademarks and good will; (xiv) management agreements, service contracts, supply contracts or other contracts or agreements; (xv) warranties; (xvi) water stock; (xvii) shares of stock or other evidence of ownership of any part of the Property or Improvements that is owned by Trustor in common with others, and all documents of membership in any owners’ or members’ association or similar group having responsibility for managing, maintaining or operating any part of the Property or Improvements; (xviii) plans and specifications prepared for construction of improvements on the Property, or any part thereof, and studies, data and drawings related thereto, including, without limitation, studies, data or reports relating to toxic or hazardous wastes or materials located on the Property and/or Improvements, and contracts and agreements of Trustor relating to the aforesaid plans and specifications or to the aforesaid studies, data, reports and drawings or to the construction of improvements on the Property; (xix) sales agreements, deposit receipts, escrow agreements and other ancillary documents and agreements entered into respecting the sale to any purchasers of any part of the Property, and/or Improvements, together with all deposits and other proceeds of the sale thereof; (xx) damages, royalties and revenue of every kind, nature and description whatsoever that Trustor may be entitled to receive from any person or entity owning or having or hereafter acquiring a right to the oil, gas or mineral rights and reservations of the Property; (xxi) deposits made with or other security given to utility companies by Trustor with respect to the Property and/or Improvements; (xxii) advance payments of insurance premiums made by Trustor with respect to, and all claims or demands with respect to, insurance; (xxiii) negotiable certificates of deposit of Trustor in Beneficiary’s possession and all accounts of Trustor maintained with Beneficiary and each deposit account of Trustor assigned to Beneficiary pursuant to any agreement;

(xxiv) insurance proceeds (including insurance proceeds for insurance not required under the terms of this Deed of Trust); (xxv) condemnation awards; (xxvi) causes of action, claims, compensation, awards and recoveries for any damage or injury to the Property and/or Improvements or for any loss or diminution in value of the Property and/or Improvements; (xxvii) books and records relating to the Property, including, without limitation, all computer records, computer tapes and electronic and electromagnetic representations and reproductions thereof; (xxviii) guaranties of and security for any of the foregoing; (xxix) all substitutions, renewals, improvements, attachments, accessions, additions and replacements to any of the foregoing; and all “Proceeds” (as such term is defined in the Uniform Commercial Code), collections, insurance proceeds and products of any of the property listed in (i) through (xxix) above, including without limitation, proceeds of any voluntary or involuntary disposition or claim respecting any part thereof (pursuant to judgment, condemnation award or otherwise) and all documents, instruments, general intangibles, goods, equipment, inventory, chattel paper, monies, accounts, deposit accounts and other personal property that may arise from the sale or disposition of any of the foregoing, all guaranties of and security for any of the foregoing, and all books and records, including, without limitation, all computer records, computer tapes and electronic and electromagnetic representations and reproductions thereof, relating to any of the foregoing.

“Property” means the real property described in Exhibit “A”, attached hereto and incorporated herein by reference, together with all buildings and other improvements (“Improvements”) now or hereafter located thereon, and any and all right, title or interest of Trustor in any other real property or improvements comprised in such real property, which right, title or interest is acquired after the date of this Deed of Trust (such real property, buildings, improvements and after-acquired interest being hereinafter collectively referred to as the “Real Property”); the Personal Property; all easements and other rights now or hereafter made appurtenant to the Real Property; all additions and accretions to the Real Property; all fixtures, machinery, equipment, and appliances at any time attached to, or located in or on the Real Property in which Trustor has an interest; all rights in or to existing or future streets or public places; all existing and future minerals, oil, gas and other hydrocarbon substances upon, under or through the Real Property; all water and water rights, pumps and pumping plants, and existing and future water stock relating thereto; all existing and future shares of stock or other evidence of ownership of any part of the foregoing property and all intangible property and rights relating to the foregoing property, or the operation thereof or used in connection therewith, including all options, sales contracts and rights of first refusal of any nature whatsoever, covering all or any portion of such property, together with any deposits or other payments made in connection therewith, existing and future development rights, permits and approvals, air rights and other similar land use permits, approvals or entitlements; and all proceeds of any of the foregoing. Any reference in this Deed of Trust to the “Property” shall mean the Property described in this Section, any part thereof, or any interest therein.

“Taxes and Assessments” means all taxes, assessments, levies and charges imposed by any public or quasi-public authority having jurisdiction over the Property which are or may affect, or become a lien upon, the Property, or the rents, royalties, profits and income of the Property, or interest therein, or imposed by any public or quasi-public authority upon Trustor, Trustee or Beneficiary by reason of their respective interests in the Property or by reason of any payment, or portion thereof, made to Beneficiary hereunder or pursuant to any obligation secured by this Deed of Trust or any of the other Loan Documents, other than taxes which are measured by and imposed upon Beneficiary’s general net income.

“Transfer” means the sale, transfer, hypothecation, encumbrance, mortgage, conveyance, lease (other than leases permitted pursuant to the terms and conditions of this Deed of Trust, the Loan Agreement and any other Loan Document), alienation, assignment, disposition, divestment, or leasing with option to purchase, or assignment of the Property, or any portion thereof or interest therein (whether direct or indirect, legal or equitable, including the issuance, sale, assignment, alienation, conveyance, divestment, transfer, disposition, hypothecation, mortgage or encumbrance of any ownership interest in Trustor; or, if any Additional Essential Party is an entity, the issuance, sale, assignment, alienation, conveyance, divestment, transfer, disposition, hypothecation, mortgage or encumbrance of any ownership interest in the Additional Essential Party (whether direct or indirect, legal or equitable); or entering into any agreement or contract to do any of the foregoing which is not conditioned on compliance with the terms of the Loan Documents with respect to Transfers, or undertaking, suffering or causing any of the foregoing to occur voluntarily, involuntarily or by operation of law.

“Uniform Commercial Code” means the Uniform Commercial Code as enacted in the State of California.

2.                          GRANT IN TRUST. Trustor does hereby irrevocably and unconditionally grant and assign the Property to Trustee, in trust, with power of sale and right of entry and possession, for the benefit of Beneficiary, for the purposes and upon the terms and conditions hereinafter set forth.

3.                          ASSIGNMENT OF RENTS. Trustor absolutely, unconditionally and irrevocably assigns to Beneficiary the rents, royalties, issues, profits, security deposits and income of the Property for the purposes and upon the terms and conditions hereinafter set forth (including the license granted in Section 6.10.1 hereof). The foregoing assignment shall not impose upon Beneficiary any duty to produce rents from the Property, and such assignment shall not cause Beneficiary to be a “mortgagee in possession” for any purpose. This assignment is an absolute and present assignment from Trustor to Beneficiary and not merely the passing of a security interest, subject only to the provisions hereinafter contained pertaining to Trustor’s right to collect the rents, issues and profits of the Property.

4.                          OBLIGATIONS SECURED.  Trustor makes the foregoing grant and assignment for the purpose of securing the following in such order of priority as Beneficiary may determine (the “Obligations”):

4.1                     Payment of Loan.  Payment to Beneficiary of all indebtedness evidenced by or arising under the Notes or the Loan Agreement, together with interest thereon, including sums added to the principal balance of the Notes in accordance with the terms thereof, and all prepayment, late charges or other charges or fees payable thereunder, and any and all modifications, extensions, renewals or substitutions thereof whether or not evidenced by a new or additional promissory note or notes;

4.2                     Payment of Further Loans.  Payment of such further indebtedness with interest thereon, and performance of and compliance with such further obligations as the then record owner of the Property may undertake to pay, perform or comply with for the benefit of Beneficiary, its successors or assigns, when such borrowing or obligation is consented to in writing by Trustor evidenced by a note or by any writing reciting that it or they are so secured;

4.3                     Performance Under Loan Documents. Performance of and compliance with each agreement, undertaking, obligation, warranty or representation of Trustor or any other person contained in any Loan Document, or incorporated therein by reference, or in any and all documents, leases or instruments assigned to Beneficiary or executed in Beneficiary’s favor and delivered thereunder, and payment of all sums, fees, costs and expenses as therein set forth or which may otherwise be advanced by or due to Trustee or Beneficiary under any provision of any Loan Document, with interest thereon at the rate provided therein. However, if any document now or hereafter executed by Trustor and Beneficiary contains any obligation, covenant, representation or warranty of Trustor that by its express terms, or by the express terms of such document, is not intended to be secured by this Deed of Trust, then such obligation, covenant, representation or warranty shall not be secured by this Deed of Trust or any other Loan Document (but only to the extent necessary, with respect to temporal applicability, scope or otherwise, to render the same unsecured), and to the extent (if any) that such unsecured obligation, covenant, representation or warranty may be repeated in any provision of this Deed of Trust or any other Loan Document, it shall be deemed stricken and excluded from this Deed of Trust and such Loan Document (but only to the extent necessary, with respect to temporal applicability, scope or otherwise, to render the same unsecured) from and after the date on which such unsecured obligation, covenant, representation or warranty arises and becomes effective under terms of the document in which it is contained.

4.4                     Performance Under Interest Rate Agreements Payment and performance of all duties and obligations of Trustor owing to “Party A” under and pursuant to that Interest Rate Swap Transaction Confirmation dated on or about the date hereof (the “Confirmation Letter”), in which Trustor is described as Counterparty or “Party B” any amendments or modifications thereto or any replacements thereof, relative to a “Swap Transaction” or “Transaction” (as defined in the Confirmation Letter), and compliance with each agreement, undertaking, obligation, warranty or representation of Trustor contained in any Interest Rate Agreements in favor of Beneficiary or its affiliates.

5.                          SECURITY AGREEMENT AND FIXTURE FILING.

5.1                     Grant of Security Interest.  Trustor hereby grants to Beneficiary a security interest in the Personal Property to secure all of the Obligations and all other obligations of Trustor to Beneficiary under any other Loan Documents. This Deed of Trust constitutes a security agreement with respect to all personal property in which Beneficiary is granted a security interest hereunder, and Beneficiary shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as well as all other rights and remedies available at law or in equity.

5.2                     Perfection. Trustor will execute, acknowledge, deliver and cause to be recorded or filed, in the manner and place required by any present or future law, any instrument that may be requested by Beneficiary to publish notice or protect, perfect, preserve, continue, extend, or maintain the security interest and lien, and the priority thereof, of this Deed of Trust or the interest of Beneficiary in the Property, including, without limitation, deeds of trust, security agreements, financing statements, continuation statements, and instruments of similar character, and Trustor shall pay or cause to be paid (i) all filing and recording taxes and fees incident to each such filing or recording, (ii) all expenses, including without limitation, actual attorneys’ fees and costs, incurred by Beneficiary in connection with the preparation, execution, and acknowledgement of all such instruments, and (iii) all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments, and charges arising out of or in connection with the execution and delivery of such instruments.  Trustor hereby irrevocably constitutes and appoints Beneficiary as the attorney-in-fact of Trustor, to execute, deliver and, if appropriate, file with the appropriate filing officer or office any such instruments if Trustor should fail to do so within five (5) days of written demand by Beneficiary. In addition, Trustor hereby authorizes Beneficiary to cause any financing statement or fixture filing to be filed or recorded without the necessity of any signature of Trustor on such financing statement or fixture filing.

5.3                     Remedies. Upon the occurrence of any Event of Default, Beneficiary shall have the right to cause any of the Property that is Personal Property and subject to the security interest of Beneficiary hereunder to be sold at any one or more public or private sales as permitted by applicable law, and Beneficiary shall further have all other rights and remedies, whether at law, in equity, or by statute, as are available to secured creditors under applicable law, specifically including, without limitation, the right to proceed as to both the real property and the personal property contained within the Property as permitted by Uniform Commercial Code Section 9604(a)(1). Any such disposition may be conducted by an employee or agent of Beneficiary or Trustee.  Any person, including both Trustee and Beneficiary, shall be eligible to purchase any part or all of such property at any such disposition.

5.4                     Expenses. Expenses of retaking, holding, preparing for sale, selling or the like shall be borne by Trustor and shall include, without limitation, Beneficiary’s and Trustee’s actual attorneys’ fees and legal expenses. Trustor, upon demand of Beneficiary, shall assemble the Personal Property and make it available to Beneficiary at such place as shall be required by Beneficiary in its sole discretion. Beneficiary shall give Trustor at least five (5) days’ prior written notice of the time and place of any public sale or other disposition of such personal property or of the time of or after which any private sale or any other intended disposition is to be made, and if such notice is sent to Trustor, at the same address as is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Trustor.

5.5                     Place of Business.  Trustor maintains a place of business, as set forth as the address of Trustor provided on the Addendum hereto, and Trustor will immediately notify Beneficiary in writing of any change in its place of business.

5.6                     Fixtures. This Deed of Trust is also to be recorded as a “fixture filing” as defined in Uniform Commercial Code Section 9102(a)(40) and covers goods that are or are to become fixtures.

6.                          COVENANTS.

6.1                     Performance of Obligations.   Trustor shall promptly pay when due all sums

secured hereby, together with any interest thereon, and shall perform and comply with in a timely manner all other obligations secured by this Deed of Trust. All sums payable by Trustor hereunder shall be paid without notice, demand, protest, setoff, deduction, defense, abatement or deferment and all obligations and liabilities of Trustor hereunder shall not be released, discharged or otherwise affected by reason of any act, claim or circumstance of any kind or nature, whether or not Trustor has notice or knowledge thereof.

6.2                     Title.      Trustor warrants and represents that (a) Trustor lawfully holds and possesses the Property and has the right to encumber the same; (b) the persons executing this Deed of Trust on behalf of Trustor have the full right, power and authority so to do on behalf of Trustor; (c) this Deed of Trust, as so executed and delivered, is a valid and fully binding obligation of Trustor, enforceable in accordance with its terms; and (d) Trustor, its authorized employees, agents and representatives, have all reviewed, approved, and been fully advised with respect to this Deed of Trust, the loan transaction evidenced by the Notes, and any other document or instrument executed and delivered in connection therewith or as security therefor.

6.3                     Taxes and Assessments.

6.3.1            Trustor’s Obligation for Payment of Taxes and Assessments.  Trustor shall pay or cause to be paid all Taxes and Assessments prior to delinquency. Trustor shall deliver promptly to Beneficiary receipts or other reasonable evidence evidencing such payment (and such evidence shall be furnished by no later than the date that Taxes and Assessments would otherwise be delinquent), except to the extent Beneficiary makes payments with deposits under Section 6.5.  Trustor shall not suffer, permit, initiate, or otherwise cause for any tax purpose, the joint assessment of the real property described in Exhibit “A” hereto and any personal property located thereon, or any other procedure whereby the lien of real property taxes and assessments and the lien of personal property taxes shall be assessed, levied or charged against such real property as a single lien.  While any obligation or indebtedness secured by any Loan Document or the lien of this Deed of Trust remains outstanding on the Property, the Property shall be segregated on the applicable tax rolls from all other property, both real and personal.

6.3.2            Effect of Change in Law. If at any time any law is enacted which deducts from the value of real property, for taxation purposes, any lien thereon, or changes in any way the laws now in force for the taxation of deeds of trust or debts secured thereby, or the manner of collection of any such taxes so as to affect any interest of Beneficiary under this Deed of Trust then Trustor shall pay such tax if it may lawfully do so. If Trustor is not permitted by applicable law to pay such tax, or if such payment would violate any applicable law, then the whole of the principal sum secured by this Deed of Trust, together with accrued interest thereon, at the option of Beneficiary, without demand or notice, shall immediately become due and payable.

6.4                     Insurance. For so long as this Deed of Trust or the Notes is in effect, Trustor shall continuously maintain insurance in accordance with the following provisions:

6.4.1            Required Coverage. Trustor shall maintain or cause to be maintained insurance in such amounts and insuring against such risks as shall be required by Beneficiary from time to time, including the following:

A.                     All Risk. All risk coverage insurance, including loss or damage by fire, lightning, windstorm, hail, explosion, riot attending a strike, civil commotions, aircraft, vehicles, smoke and other risks from time to time included under “all risks coverage” policies in an amount equal to one hundred percent (100%) of the full replacement value of all improvements on the Property, with co-insurance clause, if any, only as acceptable to Beneficiary;

BENEFICIARY HAS AND HEREBY DISCLOSES TO TRUSTOR IN WRITING THAT UNDER SECTION 2955.5 OF THE CALIFORNIA CIVIL CODE:

“NO LENDER SHALL REQUIRE A BORROWER, AS A CONDITION OF RECEIVING OR MAINTAINING A LOAN SECURED BY REAL PROPERTY, TO PROVIDE HAZARD INSURANCE COVERAGE AGAINST RISKS TO THE IMPROVEMENTS ON THAT

REAL PROPERTY IN AN AMOUNT EXCEEDING THE REPLACEMENT VALUE OF THE IMPROVEMENTS ON THE PROPERTY.”

B.                        Liability. Commercial general liability insurance with respect to the Property providing for limits of liability of not less than $10,000,000 for both injury to or death of a person and for property damage per occurrence, $10,000,000 in the aggregate, and (b) other liability insurance as reasonably required by Beneficiary.

C.                        Flood. Flood insurance in amount equal to the lesser of (1) the amount required for one hundred percent (100%) of the full replacement value of all improvements, with co-insurance clause if any, only as acceptable to Beneficiary, or (2) the maximum limit of coverage available with respect to the Property under the National Flood Insurance Program; provided that such flood insurance shall not be required if Trustor shall provide Beneficiary with evidence satisfactory to Beneficiary that the Property is not situated within an area identified by the Federal Emergency Management Agency (“FEMA”) (or any other appropriate governmental department, agency, bureau, board, or instrumentality) as a “special flood hazard area”, and that no flood insurance is required on the Property by any regulations under which the Beneficiary is governed;

D.                       Omitted;

E.                         Mandatory Insurance. Workers’ compensation and all other insurance, if any, of whatsoever description and in such amounts as may be required by any ordinance, law or governmental regulation to be carried or maintained by Trustor or the owner of all or any part of the Property in connection with Trustor’s operation of the same or the use of the same by Trustor or any other person, partnership, corporation or entity, or in connection with the construction, demolition, maintenance or repair of the Property or any part thereof; and

F.                         Other Insurance Coverages. Such increased amounts and additional insurance, and in such amounts, as may from time to time be required by Beneficiary including boiler and machinery insurance, earthquake, terrorism and leasehold interest income insurance; provided, however, that earthquake and terrorism insurance shall not be required unless either (i) such insurance is required by any governmental entities or regulators of Beneficiary, or (ii) such insurance is being required by other institutional lenders for comparable properties in the same general vicinity.

6.4.2            General Requirements. The policies of insurance to be maintained by Trustor under the provisions of this Deed of Trust shall be issued by responsible insurance carriers with a Best’s rating of no less than A/VII, licensed to do business in the State of California, who are acceptable to Beneficiary and shall be in such form and with such endorsements (including a mortgagee clause in favor of Beneficiary), waivers and deductibles (in no event to exceed $250,000) as Beneficiary shall designate or approve. Without limitation on the foregoing:

A.                      Named Insureds. All policies shall name Trustor as the insured, and (with the exception of policies for workmen’s compensation insurance) shall name Beneficiary as mortgagee and as an additional insured (under, if required in writing by Beneficiary, a standard non-contributing mortgagee protection clause, in form satisfactory to Beneficiary, attached to such policy or policies whenever applicable, and providing, among other matters, that all insurance proceeds shall be paid to Beneficiary).

B.                        Required Provisions. All policies shall contain: (1) the agreement of the insurer to give Beneficiary at least 30 days’ notice prior to cancellation or expiration of or change in such policies, or any of them; (2) a waiver of subrogation rights against Beneficiary and, if available Trustor; (3) an agreement that such policies are primary and, if required in writing by Beneficiary, non-contributing with any insurance that may be carried by Beneficiary; (4) a statement that the insurance shall not be invalidated should any insured waive in writing prior to a loss any or all right of recovery against any party for loss accruing to the property described in the insurance policy; and (5) if obtainable, a provision that no act or omission of Trustor shall affect or limit the obligation of the insurance carrier to pay the amount of any loss sustained. As of the date hereof, and subject to any changes in such requirements which Beneficiary may, in its discretion, make from time to time pursuant to its rights under this Section 6.4, each policy of property insurance hereunder shall contain a lender’s Loss Payable endorsement (Form 438 B.F.U.), Mortgagee Clause (Form 127B), or other non-contributory mortgagee clause of similar form and substance acceptable to Beneficiary in favor of Beneficiary as a first mortgagee.

6.4.3            Delivery of Policies and Renewals. Concurrently herewith, Trustor shall deliver to Beneficiary original policies or certificates with premiums prepaid evidencing the insurance required hereunder. Trustor shall procure and pay for renewals of such insurance (or shall cause the procurement and payment) from time to time before the expiration thereof, and Trustor shall deliver to Beneficiary such original renewal policies or certificates with premiums prepaid at least 10 days after the expiration of any existing policy.

6.4.4            Adjustment and Distribution of Casualty Insurance Proceeds. Trustor shall cause any insurance policy in respect of loss or damage to the Property to provide that any loss (a) shall be adjusted by Trustor and Beneficiary, and (b) except as provided for herein, shall be paid to Beneficiary.

6.4.5            Release. Trustor, for itself, and on behalf of its insurers, hereby releases and waives any right to recover against Beneficiary or Trustee on any liability for: damages for injury to or death of persons; any loss or damage to property, including the property of any occupant of the Property; any loss or damage to buildings or other improvements comprising the Property; any other direct or indirect loss or damage caused by fire or other risks, which loss or damage is or would be covered by the insurance required to be carried hereunder by Trustor, or is otherwise insured; or claims arising by reason of any of the foregoing, except to the extent caused solely by the active negligence of Beneficiary or Trustee, respectively.

6.4.6            Miscellaneous. Neither Beneficiary nor Trustee shall, by reason of accepting, rejecting, obtaining or failing to obtain insurance, incur any liability for (a) the existence, non-existence, form, amount or legal sufficiency thereof, (b) the solvency or insolvency of any insurer, or (c) the payment of losses. All insurance required hereunder or carried by Trustor shall be procured at Trustor’s sole cost and expense. Trustor shall deliver to Beneficiary receipts satisfactory to Beneficiary evidencing full prepayment of the premiums therefor, except to the extent Beneficiary makes payments with Trustor’s deposits under Section 6.5 (for the periods and payments so covered by such payments). In the event of foreclosure on, or other transfer of title in lieu of foreclosure of, the Property, all of Trustor’s interest in and to any and all insurance policies in force shall pass to Beneficiary, or the transferee or purchaser as the case may be, and Beneficiary is hereby irrevocably authorized to assign in Trustor’s name to such purchaser or transferee all such policies, which may be amended or rewritten to show the interest of such purchaser or transferee.

6.5                     Impound Account. Trustor shall pay to Beneficiary each month (on the first day thereof, together with the principal and interest payments under the Notes) an amount estimated by Beneficiary to be equal to (a) the Taxes and Assessments payable under Section 6.3, and (b) premiums next due for all insurance carried under Section 6.4, each such estimate divided by the number of months to lapse preceding the month in which it will become due and Trustor irrevocably grants and assigns to Beneficiary a security interest in and to the amounts, if any, so paid by Trustor. Trustor acknowledges that an initial deposit may be made pursuant to the terms of the Loan Agreement. Such funds shall not be claimed to be held in trust and no sums so paid shall bear interest, except to the extent of the minimum amount of interest, if any, required by law; and Beneficiary shall, unless Trustor has committed an Event of Default, apply such funds to, or (at the sole option of Beneficiary) release such funds to Trustor for, payment of such Taxes and Assessments and premiums. If Trustor has committed an Event of Default, Beneficiary may, in its sole discretion, apply all or any part of such sums in order of priority as Beneficiary may determine to any indebtedness secured by this Deed of Trust. Trustor shall restore all of the amounts so applied, as well as correct the other events or conditions constituting the Event of Default not corrected by such application. If the total amount retained in the impound account exceeds the amount of payments actually applied by Beneficiary as set forth above, such excess may be credited by Beneficiary on subsequent payments to be made by Trustor hereunder or, at the option of Beneficiary, refunded to Trustor; but if the security account shall not be sufficient to pay the sums required at least thirty (30) days before the same are due and payable, Trustor shall immediately deposit with Beneficiary the full amount of any such deficiency. Upon repayment of the amounts evidenced by the Notes and the satisfaction of all other obligations of Trustor secured hereby, any remaining funds held under this paragraph shall be released to Trustor.

6.6                     Liens and Encumbrances. Except as is specifically permitted by this Deed of Trust, Trustor shall not cause, suffer or create any liens or encumbrances upon the Property; and Trustor shall pay, or cause to be paid, at or prior to maturity, all obligations secured by or reducible to liens and encumbrances which now or hereafter shall encumber the Property, whether senior or subordinate hereto, including all claims for work or labor performed, or materials or supplies furnished in connection with any work of improvement upon the Property. Notwithstanding the preceding sentence, Trustor may contest any such claim of lien without cost or expense to Trustee or Beneficiary, but only upon posting, and concurrently supplying to Beneficiary a certified copy of a statutory bond or other security sufficient under applicable law fully to protect any and all of the Property encumbered by such claim of lien and otherwise sufficient in Beneficiary’s sole opinion to protect Trustee and Beneficiary against any judgment in favor of the lien claimant. If Beneficiary is made a party to any litigation concerning this Deed of Trust, or the Property or any part thereof or interest therein, or the occupancy thereof by any person or entity, then Trustor shall indemnify, defend and hold Beneficiary harmless from all claims and liability by reason of such litigation, including attorneys’ fees and expenses incurred by Beneficiary whether or not any such litigation is prosecuted to judgment. Any lien or encumbrance hereunder shall be paid or fully discharged by Trustor, within five (5) days after demand by Beneficiary.

6.7                     Disposition of Insurance and Condemnation Proceeds and Damages.

6.7.1            Beneficiary’s Rights in Proceeds and Damages. Trustor hereby assigns to Beneficiary (a) any award for damages suffered or compensation paid by reason of a taking for public use, or an action in eminent domain, or the exercise of the police power, whether by a condemnation proceeding or otherwise (such as by inverse condemnation), or any transfer of all or any part of the Property in avoidance thereof, affecting the Property, (b) all proceeds of any insurance policies paid by reason of loss sustained to the Property, and (c) all claims, damages, causes of action, against or from any party or parties, with respect to the Property, or any funds received or receivable in connection with any damage to the Property, incurred as a result of any cause whatsoever. All proceeds of any such claims shall be paid by the person or entity making payment directly to Beneficiary and Trustor shall do all things necessary to obtain prompt settlement for each loss or claim covered by a policy of insurance. After first deducting all costs and expenses of Beneficiary incurred in connection with the settlement or recovery of any proceeds hereunder, Beneficiary may, at its option and without regard to the adequacy of the security hereunder, except as otherwise provided in Section 6.7.2, apply any such sum it retains hereunder to any indebtedness or obligation secured hereby whether due or not, and in such order or priority as Beneficiary may determine; however, after deducting its costs and expenses Beneficiary may, at the sole discretion of Beneficiary and regardless of any impairment of security or lack thereof, except as otherwise provided in Section 6.7.2, release to Trustor all or any part of the entire amount so collected for reimbursement for costs and expenses incurred by Trustor for the repair and restoration of the affected Property upon any conditions Beneficiary chooses. Application of all or any portion of such funds, or the release thereof, shall not cure or waive any Event of Default or notice of an Event of Default or invalidate any acts done pursuant to such notice. Trustor shall execute such further assignments, documents or instruments as Beneficiary may from time to time require in order to evidence the assignment hereunder. If, on any loss of or damage to the Property or on a partial taking or condemnation of the Property, Beneficiary is not entitled under law to retain the entirety of any proceeds or award pursuant to this Section 6.7, then Beneficiary shall be entitled to apply the proceeds or award to the repayment of the Notes and any other indebtedness secured by any Loan Document to the extent necessary in Beneficiary’s judgment to reduce the Notes balance and such other indebtedness by the ratio which the value of the Property remaining encumbered hereby bears to the value of the Property encumbered hereby immediately prior to such loss, damage or partial condemnation or taking, as determined by Beneficiary’s appraiser retained for such purpose. In the event any insurance proceeds or condemnation awards are applied by Beneficiary against the Notes under this Section 6.7.1, no prepayment premium shall apply.

6.7.2            Use of Insurance Proceeds to Repair Property.

(a)                       In the event of damage to or destruction of the Property from any cause actually covered under insurance maintained by Trustor hereunder, then Beneficiary shall make available to Trustor the net insurance proceeds available as a result of such damage or destruction (after deducting costs and expenses incurred by Beneficiary in connection with the settlement or recovery of any proceeds as provided in Section 6.7.1) for use by Trustor, in the reconstruction and repair of the damaged improvements to the condition approved by Beneficiary, on the terms and conditions hereinafter set forth. In the event any of the conditions to Trustor’s right to utilize the net proceeds set forth in Section 6.7.2(b) below are not satisfied or fulfilled at any time, then such net proceeds shall be applied as provided in Section 6.7.1.

(b)                      Such net proceeds shall be made available hereunder only if: (a) no default or an Event of Default occurs; (b) the Loan is not impaired as a consequence of the casualty; (c) Beneficiary has reviewed and approved in Trustor’s plans and specifications for the work of repair and restoration, Trustor’s architect and any general contractors, subcontractors and material suppliers employed to perform such work; (d) if so required by Beneficiary in its discretion, all general contractors, all major subcontractors and material suppliers have supplied 100% performance and completion bonds and bonds protecting the Property from the imposition of mechanic’s or other liens; (e) if the net insurance proceeds or condemnation proceeds available are insufficient for payment of the full cost of restoration or repair and the payments under the Notes during the completion period (and re-leasing period, if any), as estimated by Beneficiary, Trustor has deposited with Beneficiary sufficient additional funds to insure payment of all such costs, or made arrangements acceptable to Beneficiary for such sufficient additional funds, such additional funds to be disbursed for costs incurred in the manner herein specified prior to the disbursement of any other funds held by Beneficiary; and (f) Trustor shall have satisfied such other conditions as Beneficiary may in good faith determine to be appropriate. Disbursement of funds by Beneficiary hereunder shall be subject to all of Beneficiary’s then customary construction loan disbursement procedures.

(c)                       Funds held by Beneficiary hereunder shall bear interest; and Beneficiary shall have no other duties or obligations with respect thereto, or with respect to the provisions of this Section 6.7.2, other than that of a construction lender; and the reasonable costs and expenses of Beneficiary incurred in connection therewith (including the fees of a construction consultant and disbursing agent) shall be paid by Trustor (and Beneficiary shall be entitled to pay such costs and expenses out of the insurance proceeds held by Beneficiary). Specifically, but without limiting the generality of the foregoing, no relationship of trust, or any other duty in the nature of fiduciary duties or otherwise, shall be imposed or implied by the status or actions of Beneficiary hereunder; and under no circumstances shall Beneficiary become obligated to take any action to repair or reconstruct any damaged or destroyed Property. Any net proceeds not disbursed under this Section 6.7.2 shall be disbursed in accordance with Section 6.7.1.

6.7.3            Waiver of Allocation Rights. Without limitation of the foregoing, Trustor hereby specifically, unconditionally and irrevocably waives all rights of a property owner granted under California Code of Civil Procedure Section 1265.225(a), which provides for allocation of condemnation proceeds between a property owner and a lienholder, and any other law or successor statute of similar import.

6.8                     Maintenance and Preservation of the Property.

6.8.1            Trustor’s Obligation for Maintenance of Property and Security. Trustor shall: (a) keep the Property in good condition and repair and replace any items comprising the Property as they become obsolete or worn out with items of at least the same utility, quality and value, free of any liens or security interests of any kind or character other than the lien of the Loan Documents; (b) not remove or demolish the Property; (c) restore promptly and in good and workmanlike manner any part of the Property which may be damaged or destroyed; (d) comply with and not suffer violations of laws, ordinances, regulations, covenants, conditions, restrictions, equitable servitudes and easements, whether public or private, of every kind and character, and requirements of insurance companies and any bureau or agency which establishes standards of insurability (“Requirements”); (e) not commit or permit waste of the Property; (f) do all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value or to protect the security hereof; (g) perform and comply with all obligations required to be performed or complied with in leases, licenses, concessions, management agreements, or like agreements affecting the Property or the management, operation, occupation or use thereof; (h) pay any and all charges, assessments or fees imposed in connection with the delivery, installation or maintenance of any utility services or installations on, to or for the Property; (i) not change the character, the nature of the occupancy or use of the Property, or any portion thereof; (j) not drill for or extract, or enter into a lease or any other type of agreement for the drilling for or extraction of, oil, gas or other hydrocarbon substances, or any mineral of any kind, on, in or under the Property; (k) make no assignment of rents of the Property except to Beneficiary; and (l) execute and, where appropriate, acknowledge and deliver, such further documents or instruments as Beneficiary or Trustee deems necessary or appropriate to preserve, continue and perfect the security provided for herein.

6.8.2            Beneficiary’s Approval Rights for Work. Trustor shall not undertake or suffer to be made any alteration, addition, relocation, removal or demolition of, or structural or other material change in, any building, improvement, fixture, machinery, or equipment comprising the Property, without the prior written approval of Beneficiary, unless (a) the aggregate cost of such work does not exceed $500,000, (b) such work does not affect the roof or the structure of the building and improvements comprising the Property, or adversely affect or diminish the value of the Property or arise as a result of any damage or destruction, and (c) such work is designed by licensed professionals (to the extent that design services are or are customarily obtained for such work) and is constructed by licensed contractors, all qualified for such purpose, and in accordance with all applicable laws, ordinances, regulations, permits and approvals. The foregoing shall not limit Trustor’s obligations under Section 6.8.1 and accordingly, Trustor shall immediately seek any consent required under this Section 6.8.2 in connection with its obligations under Section 6.8.1.

6.8.3            Compliance with Laws. Trustor warrants and represents to Beneficiary that Trustor and the Property currently comply, and will in the future comply, fully with all applicable laws, ordinances and regulations, and all permits and approvals issued thereunder, affecting Trustor’s right and qualification to do business, the construction and installation of the improvements located or to be located upon the Property, the operation, leasing, financing or sale of the Property and the occupancy, use and enjoyment thereof. Without limitation on the foregoing, Trustor represents and warrants to Beneficiary that it has complied with and shall continue to comply with all applicable laws relating to accessibility for the handicapped, including The Architectural Barriers Act of 1968, The Rehabilitation Act of 1973, The Fair Housing Act of 1988 and The Americans With Disabilities Act of 1990. Without the prior written consent of Beneficiary, Trustor shall not seek, make or consent to any change in the lot or parcel boundaries, zoning, conditions of use, or any other applicable land use laws, ordinances, regulations, permits, approvals or licenses pertaining to the Property, or which would constitute a violation of the warranties and representations herein contained, or would change the nature of the use or occupancy of the Property. Trustor shall within ten (10) days after receipt thereof by Trustor, or its agent or representative, deliver to Beneficiary copies of any and all approvals, permits and licenses procured by Trustor with respect to the Property, construction and installation of improvements thereon, or the occupancy, use and enjoyment thereof, pursuant to applicable laws, ordinances, or regulations.

6.9                     Defense and Notice of Actions. Trustor shall, without liability, cost or expense to Beneficiary or Trustee, protect, preserve and defend title to the Property, the security hereof and the rights or powers of Beneficiary or Trustee hereunder, against all adverse claimants to title, or any possessory or non-possessory interest in the Property. Trustor shall give Beneficiary and Trustee prompt written notice of the filing or occurrence of any such event, action or proceeding, including fire or other casualty causing damage to the Property; notice of condemnation or other taking of the Property; notice from any governmental agency relating to the Property of any violation of law; a change in the nature of the occupancy or use of the Property; or the commencement of any litigation affecting the Property or the title thereto.

6.10               Collection of Rents, Issues and Profits; Approval of Leases.

6.10.1      Trustor’s Authority to Collect and Retain Rents. Beneficiary confers upon Trustor the license to collect and retain the rents, issues and profits of the Property as they become due and payable, subject, however, to the right of Beneficiary to revoke such license at any time following the occurrence of an Event of Default in its sole discretion and without notice to Trustor. Beneficiary shall have the absolute right to revoke such authority and collect and retain the rents, issues and profits assigned herein, without taking possession of all or any part of the Property. The right to collect rents and profits herein provided shall not grant to Beneficiary or Trustee the right to possession, except as expressly herein provided; nor shall such right impose upon Beneficiary or Trustee the duty to produce rents or profits or maintain the Property in whole or in part. Possession of the Property by a receiver appointed by a court of competent jurisdiction shall not be considered possession of the Property by Beneficiary or Trustee for purposes hereof. Following the occurrence of an Event of Default, Beneficiary may apply, in its sole discretion and in any order of priority, any rents, issues and profits collected against the costs of collection and any indebtedness secured by or obligations of Trustor arising under the Loan Documents. Collection of any rents, issues and profits by Beneficiary shall not cure or waive any Event of Default or notice of Event of Default, or invalidate any acts done pursuant to such notice.

6.10.2      Trustor’s Authority to Enter into Leases. Trustor shall not enter into any lease of the Property, or any portion thereof, without Beneficiary’s prior written consent in its sole discretion, or modify or amend or supplement any such lease without the prior written consent of Beneficiary in its sole discretion unless such leases are to parties that are not affiliates of Trustor and are for space in the buildings located at 2240 & 2270 Agnew Road (all such leases of which shall be subordinate to Beneficiary; provided, however, that the tenants thereunder shall execute any reasonable form of subordination, nondisturbance and attornment agreement required by Beneficiary). Trustor shall, on demand, execute such further assignments to Beneficiary of any or all leases, agreements, rents, issues or profits of the Property as Beneficiary may require. Upon request of Beneficiary, Trustor shall promptly deliver to Beneficiary a copy of the fully executed original of any or all leases or agreements entered into hereunder. All leases of the Property shall be subordinate to this Deed of Trust unless Beneficiary elects in writing, at its sole option, to subordinate this Deed of Trust to a particular lease or leases; and all such leases shall provide, in a manner approved by Beneficiary, that the tenant thereunder shall recognize as its lessor and attorn to any person succeeding to the interest of Trustor upon foreclosure of this Deed of Trust (or deed in lieu thereof).

6.11               Right of Inspection. Beneficiary, its agents or employees, may enter the Property at any time for the purpose of inspecting the Property or ascertaining Trustor’s compliance with the terms of any Loan Document.

6.12               Intentionally omitted.

6.13               Acceptance of Trust. Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, becomes a public record as provided by law. Trustee shall not be obligated to perform any act required of it hereunder unless the performance of such act is requested in writing and Trustee is reasonably indemnified against loss, cost, liability and expense.

6.14               Powers of Trustee; Indemnity. From time to time upon written request of Beneficiary and presentation of this Deed of Trust for endorsement, and without affecting the liability of any person or entity for payment of any indebtedness or performance of obligations secured hereby, Trustee may, without liability therefor and without notice: reconvey all or any part of the Property; consent to the making of any map or plat thereof; join in granting any easement thereon; join in any declaration of covenants and restrictions; or join in any extension agreement or any agreement subordinating the lien or charge hereof. Trustee (or Beneficiary) may from time to time apply in any Court of competent jurisdiction for aid and direction in the execution of the trusts and the enforcement of the rights and remedies available hereunder, and Trustee (or Beneficiary) may obtain orders or decrees directing, confirming or approving acts in the execution of such trusts and the enforcement of such remedies. All costs and expenses of any such proceeding (including attorneys’ fees and costs) shall be borne by Trustor. Trustee shall not be obligated to notify any party of any pending sale of the Property, or any portion thereof, under any other deed of trust or otherwise, or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party, unless Trustee brings such action or unless held or commenced and maintained by Trustee under this Deed of Trust. Trustor shall pay to Trustee reasonable compensation and reimbursement for all services and expenses in the administration of the trusts created hereunder, including attorneys’ fees and costs. Trustor shall indemnify, defend and hold Trustee and Beneficiary, and each of them, harmless against any and all losses, claims, demands, liabilities, costs or expenses (including attorneys’ fees and costs) which either may incur, in the execution of the trusts created hereunder, or in the performance of any act or obligation required or permitted hereunder or by law or otherwise arising out of or in connection with the Notes or any other Loan Document, except to the extent any of the foregoing results from the sole gross negligence or willful misconduct of a party indemnified hereunder, in which event the foregoing indemnity shall not extend (to such extent) to such indemnified party with respect to such negligence or misconduct, but shall continue in full force and effect and benefit the other indemnified party hereunder.

6.15               Substitution of Trustee. From time to time, by an instrument signed and acknowledged by Beneficiary, referring to this Deed of Trust filed for record as required by law, Beneficiary may appoint another trustee to act in the place and stead of Trustee. The recordation of such instrument shall discharge Trustee herein named and shall appoint the new trustee as the Trustee hereunder. An instrument so recorded shall be conclusive proof of the proper substitution of such new trustee, who shall then have all the title, powers, duties and rights of Trustee hereunder, without necessity of any conveyance from such predecessor, with the same effect as if originally named Trustee herein.

6.16               Acceleration Upon Sale or Further Encumbrance.

6.16.1  Obligations of Trustor Regarding Transfers. By delivery of this Deed of Trust, Trustor acknowledges that the financial standing and managerial and operational ability of Trustor are substantial and material considerations to Beneficiary in its agreement to make the loan evidenced by the Notes and that any encumbrance or transfer of an interest in the Property will materially impair Beneficiary’s reasonable security hereunder. In order to induce Beneficiary to make the loan evidenced by the Notes secured hereby, Trustor agrees Trustor shall not effect a Transfer, either directly or indirectly, or by operation of law, without in each instance first obtaining Beneficiary’s prior written consent, which consent may be withheld for any reason, or given upon such terms and conditions as Beneficiary deems necessary or appropriate, all within Beneficiary’s sole discretion, to the extent permitted by applicable law. Upon any Transfer made in violation of this Section 6.16.1, Beneficiary shall have the absolute right in its sole discretion, without demand or notice, to declare all sums, indebtedness and obligations secured hereby to be immediately due and payable (including the prepayment premium set forth in the Notes, if any), except to the extent that and in such particular circumstances where exercise of such right by Beneficiary is prohibited by law. Any Transfer effected pursuant to a consent or waiver by Beneficiary shall be subject to this Deed of Trust, and any such direct transferee shall, as a condition of the effectiveness of any such consent or waiver and as a covenant of Trustor and such transferee, and in form and substance prescribed by Beneficiary, assume all obligations hereunder and agree to be bound by all provisions contained herein (and, without limitation, such assumption shall contain an express acknowledgment of the prepayment provisions of the Notes and their application if there is an acceleration of the Notes by reason of a Transfer or otherwise, which acknowledgment shall be separately initialed by the transferee). Such assumption shall not, however, release Trustor or any maker or guarantor of the Notes from any liability thereunder. Except as herein provided, any transaction or event of any kind effecting a Transfer or further encumbering the Property, or changing the identity of the parties primarily liable for performance of Trustor’s covenants under this Deed of Trust except as permitted herein, shall constitute an impairment of Beneficiary’s reasonable security interests under this Deed of Trust. Notwithstanding the above provisions of this Section 6.16.1, the trading of any shares of stock of Trustor that are publicly traded on a national securities exchange shall not violate the provisions of this paragraph provided that no such trade (or series of trades) causes a “Change of Control” (as defined in the Loan Agreement) in Trustor.

6.16.2  Deed of Trust Provisions Control Over Other Instruments. The provisions of this Section 6.16 shall prevail notwithstanding any contrary provisions in the Notes or any other instrument which evidences or secures obligations hereby secured. Trustor shall notify Beneficiary promptly in writing of, but in any event not later than thirty (30) days prior to, any transaction or event which may give rise to a right of acceleration under this Section 6.16.

6.17               Reconveyance. Upon Beneficiary’s written request, and upon surrender to Trustee for cancellation of this Deed of Trust and the Notes or instruments setting forth all obligations secured hereby, Trustee shall reconvey, without warranty, the Property, or that portion thereof then held hereunder. The recitals of any matters or facts in any reconveyance executed hereunder shall be conclusive proof of the truthfulness thereof. To the extent permitted by law, the reconveyance may describe the grantee as “the person or persons legally entitled thereto.” Neither Beneficiary nor Trustee shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance. When the Property has been fully reconveyed, the last such reconveyance shall operate as a reassignment of all future rents, issues and profits of the Property to the person or persons legally entitled thereto, unless such reconveyance expressly provides to the contrary.

6.18               Defense and Indemnity Rights. Whenever, under any Loan Document, Trustor is obligated to indemnify or defend Beneficiary or Trustee, or defend or prosecute any action or proceeding, then Beneficiary and Trustee, and each of them, shall have the right of full participation in any such action or proceeding, with counsel of Beneficiary’s choice, and all costs and expenses incurred by Beneficiary or Trustee in connection with such participation (including reasonable attorneys’ fees and costs) shall be reimbursed by Trustor to Beneficiary or Trustee immediately upon demand. Trustor shall give notice to Beneficiary and Trustee of the initiation of all proceedings prosecuted or required to be defended by Trustor, or which are subject to Trustor’s indemnity obligations under any Loan Document promptly after the receipt by Trustor of notice of the existence of any such proceeding. All costs or expenses required to be reimbursed by Trustor to Beneficiary hereunder shall, if not paid when due as herein specified, bear interest at the interest rate of the Notes or at the Past Due Rate if such Notes contains a Past Due Rate, until paid by Trustor. As used herein, “proceeding” shall include litigation, arbitration and administrative hearings or proceedings.

6.19               Destruction of Notes. Trustor shall, if either of the Notes is mutilated or destroyed by any cause whatsoever, or otherwise lost or stolen and regardless of whether due to the act or neglect of Beneficiary or Trustee, execute and deliver to Beneficiary in substitution therefor a duplicate promissory note within ten (10) days after Beneficiary notifies Trustor of any such mutilation, destruction, loss or theft of such Note. Any such new promissory note shall be in full substitution for that Note, shall not constitute any new or additional indebtedness of Trustor to Beneficiary, shall constitute solely a substitute evidence of the indebtedness evidenced by the original Note, and shall not affect in any manner the priority of any Loan Document.

6.20               Provisions Relating to Hazardous Materials.

6.20.1  Except for matters disclosed in any environmental reports delivered by Trustor to Beneficiary, Trustor represents and warrants that: (a) to the best of Trustor’s knowledge, the Property complies with all Hazardous Materials Law as to use and conditions on, under or about the Property including soil and groundwater condition; (b) neither Trustor nor, to the best of Trustor’s knowledge, any other person, has used, generated, manufactured, stored or disposed of on, under or about the Property or transported to or from the Property any Hazardous Materials; and (c) to the best knowledge of Trustor, there are no Hazardous Materials in, attributable to or affecting the Property in violation of applicable law (including Hazardous Materials Laws), including from the presence of lead based paint at the Property. Without limitation on the foregoing, to the best knowledge of Trustor: (i) the primary potable or drinking water source and groundwater has never been known to exceed the EPA Recommended Maximum Contaminant Level Goals set forth under the Safe Drinking Water Act, and Clean Water Act, as amended; (ii) there is not and has never been landfill containing decomposable material, petroleum wells, mineral bearing mines, sewage treatment facilities, underground storage tanks, sinkholes, radon or other toxic emissions within the Property, and (iii) no electrical transformers, fluorescent light fixtures with ballasts or other equipment containing polychlorinated biphenyls (PCBs) have been located on the Property at any time.

6.20.2  Trustor covenants and agrees that Trustor shall not cause or permit the presence, use, generation, manufacture, release, discharge, storage or disposal of any Hazardous Materials on, under, in or about the Property, or the transportation of any Hazardous Materials to or from the Property in violation of applicable law (including Hazardous Materials Laws). Without limitation, Trustor shall cause the Property to be in compliance with all Hazardous Materials Laws, including those Hazardous Materials Laws relating to lead based paint. Trustor shall immediately notify Beneficiary in writing of: (a) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened in connection with any Hazardous Materials; (b) any claim made or threatened by any third party against Trustor or the Property relating to damage, contribution, cost recovery, compensation, loss or injury to persons or property resulting from any Hazardous Materials located on, under or at the Property; and (c) Trustor’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause all or any portion of the Property to be classified as “border-zone property” under the provisions of the California Health and Safety Code or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Property under Hazardous Materials Law. Without Beneficiary’s prior written consent, Trustor shall not take any remedial action in response to the presence of any Hazardous Materials on, in, under or about the Property, nor enter into any settlement agreement, consent decree or other compromise in respect to any Hazardous Materials (except that in the case of an emergency, Trustor shall take such action as may be reasonably required under the circumstances and shall immediately notify Beneficiary in writing of any such action taken).

6.20.3  Trustor shall indemnify, defend and hold Beneficiary, its employees, agents, officers and directors, harmless from and against any claim, action, suit, proceeding, loss, cost, damage, liability, deficiency, fine, penalty, punitive damage or expense (including attorneys’, experts’ and consultant fees), directly or indirectly resulting from, arising out of, or based upon (a) the presence, release, use, manufacture, generation, discharge, storage or disposal of any Hazardous Materials on, under, in or about, or the transportation of any such materials to or from, the Property, or (b) the violation, or alleged violation, of any Hazardous Materials Law affecting the Property, or the transportation of Hazardous Materials to or from the Property. This indemnity shall (i) include any damage, liability, fine, penalty, punitive damage, cost or expense arising from or out of any claim, action, suit or proceeding for personal injury (including sickness, disease or death), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources or the environment, nuisance, pollution, contamination, leak, spill, release or other adverse effect on the environment, and the cost of any required or necessary repair, cleanup, treatment or detoxification of the Property, and the preparation and implementation of any closure, disposal, remedial or other required actions in connection with the Property, and (ii) survive foreclosure (whether judicial or nonjudicial) of this Deed of Trust and the full or partial payment or discharge of all indebtedness secured hereby except to the extent that the liability relates to conditions arising after foreclosure. Notwithstanding Section 2941 of the California Civil Code, Trustor hereby waives its rights to any damages resulting from a delayed reconveyance of this Deed of Trust pending the identification and liquidation of Trustor’s liabilities under this Section. Trustor hereby waives any defenses or limits to the foregoing indemnification of Beneficiary that would otherwise be available to Trustor under California Code of Civil Procedure Section 736(b)(3).

6.20.4  At any time during the term of this Deed of Trust, Beneficiary shall have the right, on seventy-two (72) hours prior written notice to Trustor, at Trustor’s expense, to enter the Property and to conduct such tests and investigations as Beneficiary requires, in the event that Beneficiary has a good faith belief that such tests or investigations are required or advisable, or at any time following an Event of Default, to determine whether any Hazardous Materials are present in, under, on or about the Property. Such tests and investigation shall include underground borings, ground water analyses and borings from the floors, ceilings and walls of any improvements located on the Property. Without limitation on any other terms provided herein, Trustor shall, at Trustor’s sole cost and expense, implement any and all operations and maintenance plans recommended for asbestos or other matters relating to Hazardous Materials recommended in any environmental report and shall complete all surveys and/or questionaires in connection therewith.

6.20.5      “Hazardous Materials Law”, for purposes of this Section 6.20, means any federal, state, or local law, ordinance or regulation or any rule adopted or guideline promulgated pursuant thereto, or any order, ruling or directive of any federal, state, local, executive, judicial, legislative, administrative or other governmental or public agency, board, body or authority relating to health, industrial hygiene, the environment, or the occupational or environmental conditions on, under or about the Property (including ambient air, soil, soil vapor, groundwater, surface water or land use), whether now or hereafter in force, including those relating to the release, emission or discharge of Hazardous Materials, those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the Property. “Hazardous Materials Law” shall include the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, and the Carpenter-Presley-Tanner Hazardous Substance Account Act and the California Health and Safety Code, as the same are now or hereafter amended.

“Hazardous Materials”, for purposes of this Section 6.20, means any chemical, substance, object, condition, material or waste that is or may be hazardous to human health or safety or to the environment, due to its radioactivity, ignitability, corrosivity, flammability, reproductive toxicity, infectiousness or other harmful properties or effects, including all chemicals, substances, materials and wastes that are now or hereafter may be regulated in any manner, classified as dangerous, hazardous or toxic, or as pollutants or contaminants, or to which exposure is prohibited or restricted by any federal, state or local government or public agency, board, body or authority or by any Hazardous Material Law. “Hazardous Materials” include flammable explosives, radioactive materials, polychlorinated biphenyls, asbestos, hazardous waste, radon, toxic substances or other related materials whether in the form of a chemical, element, compound, solution, mixture or otherwise, including those materials defined as “hazardous substances”, “hazardous materials”, “toxic substances”, “air pollutants”, “toxic pollutants”, “hazardous wastes”, “extremely hazardous waste” or “restricted hazardous waste” by any Hazardous Materials Law.

6.20.6      Nothing herein shall be construed for purposes of any Hazardous Materials Law as devolving control of the Property or imposing owner or operator status on the Trustee or Beneficiary.

6.20.7      Notwithstanding anything to the contrary contained in the Notes, this Deed of Trust or any Loan Document, and without limitation on any other rights and remedies of Beneficiary, Beneficiary shall have each and all of the rights and remedies under California Civil Code Section 2929.5 and California Code of Civil Procedure Sections 564, 726.5 and 736.

6.21         Default Provisions.

6.21.1      Rights and Remedies. At any time after the occurrence of an Event of Default, Beneficiary and Trustee and each of them shall have each and all of the following rights and remedies:

(a)           Immediate Payment of Obligations. With or without notice, to declare all obligations secured by any Loan Document immediately due and payable.

(b)           Cure Default. With or without notice, and without releasing Trustor from any obligation hereunder, to cure any default of Trustor and, in connection therewith, to enter upon the Property in person, or by an agent or employee, or by a receiver appointed by a court of competent jurisdiction, and to do such acts and things as Beneficiary or Trustee may deem necessary or desirable to protect the security hereof.

(c)           Judicial Proceedings. To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this Deed of Trust as a mortgage, or without regard to the adequacy of any security for the indebtedness secured hereby, to obtain specific enforcement of the covenants of Trustor hereunder, for an injunction against any violation of this Deed of Trust, the appointment of a receiver, or for such other equitable relief as may be appropriate, in addition to any other remedies Beneficiary may otherwise have.

(d)           Manage and Operate Property. To enter upon, possess, manage and operate the Property, or any part thereof, either in person, or by an agent or employee, or by a receiver appointed by a court of competent jurisdiction; to make, terminate, enforce or modify leases of the Property upon such terms and conditions as Beneficiary deems necessary or proper and to act in any manner which Beneficiary or Trustee may deem necessary or desirable in connection therewith; and to make repairs, alterations and improvements to the Property necessary, in Trustee’s or Beneficiary’s judgment, to protect or enhance the security hereof. All sums realized by Beneficiary under this Section 6.21.1(d), less all costs and expenses incurred by it hereunder, including attorneys’ fees and costs actually incurred, shall be applied on any indebtedness secured hereby in such order of priority as Beneficiary shall determine. Neither application of such sums to such indebtedness, nor any other action taken by Beneficiary under this Section 6.21.1(d), shall cure or waive any Event of Default or notice of Event of Default or nullify the effect of any such notice.

(e)           Elect to Sell Property. To execute a written notice of such Event of Default and of the election to cause the Property to be sold to satisfy the obligations secured hereby, Trustee shall give and record such notice as the law then requires as a condition precedent to a trustee’s sale. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Trustor except as otherwise may then be required by law, shall sell the Property at the time and place of sale fixed by it in the notice of sale, either as a whole or in separate parcels or through one or more successive sales and in such order as it or Beneficiary may determine, at public auction to the highest bidder for cash, in lawful money of the United States, or other form of payment acceptable to Beneficiary, payable at the time of sale. Trustor shall have no right to direct the order in which the Property is sold. Beneficiary may, in its sole discretion, designate the order in which the Property is offered for sale or sold and determine if the Property shall be sold through a single sale or through two or more successive sales, or in any other manner Beneficiary deems to be in its best interest. If Beneficiary elects more than one sale or other disposition of the Property, Beneficiary may at its option cause the same to be conducted simultaneously or in such order and at such times as Beneficiary may deem to be in its best interests, and no such sale shall terminate or otherwise affect the lien of this Deed of Trust on any part of the Property not then sold until all indebtedness secured hereby has been fully paid. If Beneficiary elects to dispose of the Property through more than one sale, Trustor shall pay the costs and expenses of each such sale and of any judicial proceedings where the same may be undertaken. Trustee may postpone any such sale by public announcement at the time and place fixed by the notice of sale, and may thereafter continue such postponement by like announcements at the time and place fixed by the preceding postponement, at Beneficiary’s direction and without necessity of additional notices of sale. Trustee shall deliver to the purchaser at such sale a deed conveying the Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustee, Trustor or Beneficiary, may purchase at such sale. Notwithstanding anything to the contrary contained herein, Trustee shall (to the extent permitted by applicable law) allocate or apply the proceeds of sale (including the amount of any credit bid) in such manner and in such priority as Beneficiary may elect in its sole and absolute discretion. Notwithstanding anything to the contrary contained herein, Beneficiary’s rights and remedies under California Code of Civil Procedure Section 736 shall not be waived, limited or otherwise adversely affected by virtue of a full or partial credit bid upon foreclosure of this Deed of Trust.

(f)            Resort to Security. To resort to and realize upon the security hereunder and any other security now or hereafter held by Beneficiary in such order and manner as Trustee and Beneficiary, or either of them, may in their sole discretion determine. Resort to any or all such security may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both.

(g)           Appointment of Receiver. To apply to any court having jurisdiction to appoint a receiver or receivers for the Property, as a matter of right and without notice to Trustor or anyone claiming under Trustor, and without regard to the then value of the Property or the adequacy of any security for the obligations secured hereby, Trustor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided herein. Trustor agrees to promptly deliver to any such receiver all leases, rents, issues and profits (including security deposits), documents, financial data and other information requested by such receiver in connection with the Property and, without limiting the foregoing, Trustor hereby authorizes Beneficiary to deliver to any such receiver any or all of the leases, rents, issues and profits, documents, data and information in Beneficiary’s possession relating to the Property.

(h)           Exercise Other Rights and Remedies. To exercise or invoke any and all other rights and remedies as may be available to Beneficiary or Trustee now or hereafter at law or in equity.

No action taken, or right or remedy invoked, by Beneficiary or Trustee under this Section 6.21.1, including the appointment of a receiver for the Property, or the entry into possession of the Property, or any part thereof, by such receiver, or otherwise, shall be deemed to make Beneficiary a “mortgagee in possession” or otherwise responsible or liable in any manner with respect to the Property, or the use, occupancy, enjoyment or operation of all or any part thereof. In no event shall Beneficiary be required to accept a cure of any default beyond the applicable grace, notice and cure periods provided in the Loan Documents, if any, notwithstanding any statement or provision to the effect that rights or remedies are available while an Event of Default “exists”, “continues” or is “outstanding”, or during the “existence” or “continuation” of an Event of Default (or any similar statement or provision) in any of the Loan Documents, or anything else in the Loan Documents.

6.21.2      Payment of Costs, Expenses and Attorneys’ Fees. All costs and expenses incurred by Trustee and Beneficiary pursuant to Section 6.21.1 (including court costs and attorneys’ fees and costs, whether or not incurred in litigation and whether or not foreclosure is concluded, including, without limitation, attorney’s fees and costs incurred in connection with any judicial or nonjudicial foreclosure of this Deed of Trust or the other Loan Documents, or in connection with both judicial and nonjudicial foreclosure, if Beneficiary shall elect to pursue each such remedy whether concurrently or independently) shall be secured by this Deed of Trust and shall bear interest at the interest rate of the Notes or at the Past Due Rate if the Notes contain a Past Due Rate, from the date of expenditure until such sums have been paid. Beneficiary shall be entitled to bid, at any sale of the Property held pursuant to Section 6.21.1(e) above, the amount of all such costs, expenses, and interest in addition to the amount of any other obligations hereby secured by a credit bid as the equivalent of cash.

6.21.3      Remedies Cumulative; No Waiver. All rights and remedies of Beneficiary and Trustee hereunder are cumulative and not alternative, and are in addition to all rights and remedies otherwise provided by law. No exercise of any right or remedy by Beneficiary or Trustee shall constitute a waiver of any other right or remedy. No delay or omission by Trustee or Beneficiary to exercise any right, power or remedy hereunder shall impair any such right or remedy, or be construed as a waiver of any Event of Default, or any acquiescence therein. By accepting payment of any sum secured hereby after its due date or later performance of any obligation secured hereby, Beneficiary shall not waive its right against any person obligated directly or indirectly hereunder, or on any obligation hereby secured, either to require prompt payment when due of all other sums so secured or to declare an Event of Default for failure to make such prompt payment or render such performance; and Beneficiary’s acceptance of partial payment of any sum secured hereby after its due date (which may be applied to such outstanding payment obligations as Beneficiary may elect, notwithstanding Trustor’s instructions to the contrary), or acceptance of partial performance of any obligation secured hereby in default, shall not cure such payment failure or default, or affect any notice of an Event of Default or sale heretofore given or recorded, unless such notice is expressly revoked in writing by Beneficiary.

6.21.4      Releases, Extensions, Modifications and Additional Security. Without affecting the liability of any person for payment of any indebtedness secured hereby, or the lien or priority of this Deed of Trust or any other Loan Document upon the Property, Beneficiary may, from time to time, with or without notice, do one or more of the following: release the liability of any person for the payment of any indebtedness secured hereby; make any agreement or take any action extending the maturity or otherwise altering the terms or increasing the amount of any indebtedness secured hereby; and accept additional security, or release all or a portion of the Property and other security held to secure the indebtedness secured hereby. If Beneficiary holds any other or additional security for the payment of any indebtedness or performance of any obligation hereby secured, then any sale or foreclosure of such security upon any Event of Default, in the sole discretion of Beneficiary, may be prior to, subsequent to, or contemporaneous with, any sale or foreclosure hereunder and any property in which Beneficiary holds a security interest may be sold as a unit with the Property.

6.21.5      Marshalling of Assets. Trustor waives all right to require a marshalling of assets by Trustee or Beneficiary; and Trustor waives the right to require Trustee or Beneficiary to resort first to any portion of the Property retained by Trustor before resorting to any other portion of the Property which may have been transferred or conveyed subject hereto, whether such resort to security is undertaken by non-judicial sale or through proceedings in judicial foreclosure.

6.22         Amendments. This Deed of Trust may be amended at any time and from time to time only by an amendment in writing, executed by Beneficiary and Trustor, and recorded or filed as required by applicable law for the giving of constructive notice.

6.23         Consents. Any consent or waiver by Beneficiary to or of any term, covenant or condition under this Deed of Trust, or of any Event of Default, or failure by Beneficiary to insist upon strict performance by Trustor of any term, covenant or condition contained in any Loan Document, shall be effective or binding on Beneficiary only if expressly made in writing by Beneficiary and no such consent or waiver shall be implied from any conduct or act of Beneficiary, or any omission by Beneficiary to take action with respect to any such term, covenant, condition or default. No express written consent to or waiver of any term, covenant or condition of this Deed of Trust or Event of Default shall affect any other term, covenant or condition, or any other matter or Event of Default, or cover any other time period or event, other than the application of any such term, covenant or condition to the matter as to which a consent or waiver has been given or the Event of Default, time period or event specified in such express consent or waiver.

6.24         Further Assurances. Trustor shall, upon request by Beneficiary or Trustee, execute, with acknowledgment or affidavit if required, and deliver, any and all documents and instruments required to effectuate the provisions hereof.

6.25         Statement of Condition. From time to time as required by law, Beneficiary shall furnish to Trustor such statements as may be required by law concerning the condition of the obligations secured hereby. As a condition to Beneficiary’s obligation to issue any such statement, Trustor shall pay to Beneficiary such charge as Beneficiary has established for the issuance of such statements, or the maximum amount allowed by law for each such statement, if such amount is less than Beneficiary’s charge.

6.26         Intentionally omitted.

6.27         Trustor, Beneficiary and Trustee Defined. As used in this Deed of Trust, the term “Trustor” includes each original signatory of this Deed of Trust as Trustor and each of its permitted successors and assigns; the term “Beneficiary” includes the Beneficiary named herein or any future owner or holder, including pledgees, of the Notes, notes or instrument secured hereby, or any participation therein; and the term “Trustee” includes the original Trustee under this Deed of Trust and its successors and assigns.

6.28         Rules of Construction. When the identity of the parties or other circumstances make appropriate, the neuter gender shall include the feminine and masculine, and the singular number shall include the plural. Specific enumeration of rights, powers and remedies of Trustee and Beneficiary and of acts which they may do and of acts Trustor must do or not do shall not exclude or limit the general. The headings of each Section are for information and convenience and do not limit or construe the contents of any provision hereof. The provisions of this Deed of Trust shall be construed as a whole according to their common meaning, not strictly for or against any party and consistent with the provisions herein contained, in order to achieve the objectives and purposes of these trusts. The use in this Deed of Trust (including any Exhibit hereto) of the words “including”, “such as” or words of similar import when following any general term, statement or matter shall not be construed to limit such statement, term or matter to the specific items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such statement, term or matter; the use herein of the words “costs” or “expenses” shall include the cost of title evidence and fees and costs of attorneys for Beneficiary or Trustee; and the use herein of the word “prompt”, or “immediately” in any form, or words of similar import, when used with reference to any notice required to be given or act to be undertaken by Trustor shall mean notice given or act performed not later than five (5) days after the occurrence of the specified event for which notice or action is required, unless another time period is made expressly applicable. If Trustor is composed of more than one person or entity, then the obligations of Trustor under this Deed of Trust, the Notes and under the other Loan Documents are joint and several; and each covenant, warranty, representation and agreement of Trustor hereunder and thereunder shall be deemed made by each such person or entity comprising Trustor, both individually and collectively.

6.29         Severability. If any term of this Deed of Trust, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Deed of Trust, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Deed of Trust shall be valid and enforceable to the fullest extent permitted by law.

6.30         Successors in Interest. Subject to the limitations herein contained regarding Transfers, the terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the parties, and their respective heirs, successors and assigns, and shall also be binding upon all tenants, lessees, occupants or other persons in possession of all, or any part of, the Property, or holding under Trustor.

6.31         Estoppel Certificates; Information to Third Persons.

6.31.1      Execution of Estoppel Certificates. Within ten (10) business days after Beneficiary’s request therefor, Trustor shall deliver a duly acknowledged written statement setting forth the amount of the indebtedness secured by this Deed of Trust, stating either that no setoffs or defenses exist against the Deed of Trust, or, if such setoffs or defenses are alleged to exist, the specific nature thereof, and attesting to such other matters with respect to this Deed of Trust, or any indebtedness secured hereby, which Beneficiary may request. Failure of Trustor to execute, acknowledge and return such statement within the time period herein specified shall be deemed an admission by Trustor that the information contained in the statement is true and correct. Trustor acknowledges that any statement rendered hereunder may be relied upon by any transferee or assignee of Beneficiary, or any other person or entity participating in the Notes or this Deed of Trust.

6.31.2      Trustor’s Obligation to Supply Information to Third Persons. If, at any time, Beneficiary desires to sell, transfer or grant a participation interest in all or any portion of the Notes, this Deed of Trust or any other Loan Document to any third person, Trustor shall furnish in a timely manner any and all information concerning the Property and leases thereof, and concerning Trustor’s and the Property’s financial condition, which information is requested by Beneficiary or such person in connection with any such sale, transfer or participation. All such financial information shall conform to the standards set forth in Section 6.12 and shall otherwise be in such form, substance and detail as Beneficiary, or such person, may require.

6.32         Commingling of Funds. No sums collected or retained by Beneficiary shall be deemed to be held in trust; and Beneficiary may commingle any and all such funds or proceeds with its general assets and shall not be liable for the payment of any interest or other return thereon, except to the minimum extent required by law.

6.33         Certain Warranties and Representations. All representations and warranties contained in any Loan Document, and each representation or warranty of Trustor incorporated by reference therein or herein, and any modification or amendment thereof, shall survive the closing and funding of the loan, shall not be deemed to have merged herein or in any other document or instrument delivered concurrently herewith or hereafter, and shall remain as continuing representations and warranties of Trustor so long as any portion of the indebtedness secured hereby remains unpaid.

6.34         Trustor Waiver of Rights. Trustor waives, to the extent permitted by law, (a) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Property, (b) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the obligation secured hereby in the event of foreclosure of the liens hereby created, (c) all rights and remedies which Trustor may have or be able to assert by reason of the laws of the State of California pertaining to the rights and remedies of sureties, (d) the right to assert any statute of limitations as a bar to the enforcement of the lien of this Deed of Trust or to any action brought to enforce the Notes or any other obligation secured hereby, and (e) any rights, legal or equitable, to require marshalling of assets or to require foreclosure sales in a particular order including any rights under California Civil Code Sections 2899 and 3433. Beneficiary shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. Beneficiary shall have the right to determine the order in which any of all portions of the obligations secured hereby are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Nothing contained herein shall be deemed to be a waiver of the Trustor’s rights under Section 2924c of the California Civil Code.

6.35         Effect of Waivers. Trustor acknowledges, warrants and represents in connection with each waiver of any right or remedy of Trustor contained in this Deed of Trust, the Notes, or any other Loan Document, that it has been fully informed with respect to, and represented by counsel of its choice in connection with, such rights and remedies, and all such waivers, and after such advice and consultation, has presently and actually intended, with full knowledge of its rights and remedies otherwise available at law or in equity, to waive or relinquish such rights and remedies to the full extent specified in each such waiver.

6.36         Late Charges; Past Due Rate; Prepayment. The Loan Agreement may contain provisions imposing a late charge and past due rate of interest if payments are not timely made, and prepayment restrictions and premiums as more particularly described in such Loan Agreement.

6.37         Status of Trustee. Trustee shall be the agent of Beneficiary and Trustor hereunder, but only upon and limited solely to the rights, duties, powers, obligations, terms, covenants and conditions contained in this Deed of Trust; and Trustee’s rights, duties and obligations as agent hereunder shall be strictly limited to and construed in accordance with the terms of this Deed of Trust, Beneficiary and Trustor acknowledging their intent that no other right, duty or obligation shall be implied as a result of the agency relationship created hereunder.

6.38         Governing Law. This Deed of Trust shall be governed by and construed and enforced in accordance with the laws of the State of California (without regard to conflicts of law), except where federal law is applicable (including, without limitation, any applicable federal law preempting state laws).

6.39         Notices. Except when otherwise required by law, any notice which a party is required or may desire to give the other shall be in writing and may be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows to Beneficiary and as provided on the Addendum as to Trustor (subject to the right of a party to designate a different address for itself by notice similarly given at least 15 days in advance):

To Beneficiary:

Citibank, N.A.
201 West Lexington Drive
Sixth Floor
Glendale, CA 91203
Attention: Commercial Markets Group/Note Department

with a copy to:

Citibank, N.A.

One Sansome Street,

21st Floor

San Francisco, California 94104

Attention: Commercial Markets Group

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier’s proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given. Trustor requests that a copy of any notice of default and notice of sale hereunder by mailed to Trustor at the address specified in the Addendum hereto.

6.40         Representation by Legal Counsel. Trustor acknowledges that it has been advised by Beneficiary to seek the advice of legal counsel in connection with the negotiation and preparation of the Loan Documents. If Trustor has chosen not to obtain legal representation, whether due to cost considerations or for other reasons, the lack of such representation shall not furnish Trustor with any defense to the enforcement of Beneficiary’s obligations under the Loan Documents.

6.41         Reimbursement of Expenses. Trustor shall pay all expenses incurred by Beneficiary in connection with the making or administration of the Loan, including reasonable fees and expenses of Beneficiary’s attorneys, environmental, engineering and other consultants, and fees, charges or taxes for the recording or filing of Loan Documents, audit costs, attorneys’ fees and costs, and inspection fees, and fees and costs relating to settlement of condemnation and casualty awards, and premiums for title insurance and endorsements thereto.

6.43         Management. Beneficiary understands that there is currently no property manager of the Property. Trustor agrees that there shall not be a property manager of the Property (nor a change in any manager of the Property) without the prior written consent of Beneficiary, to be granted or withheld by Beneficiary in good faith. Trustor shall not terminate, replace or appoint any manager or terminate, amend or enter into any management agreement for the Property without Beneficiary’s prior written approval, to be granted or withheld by Beneficiary in good faith. Each property manager, if any, shall hold and maintain all necessary licenses, certifications and permits required by law. Trustor shall fully perform all of its covenants, agreements and obligations under any management agreement of the Property. Any management agreement, if any, will be subordinated to Beneficiary’s rights hereunder.

7.          Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, TRUSTOR AND BENEFICIARY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS DEED OF TRUST, THE LOAN, OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF BENEFICIARY, TRUSTOR OR TRUSTEE OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR THE PROPERTY. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BENEFICIARY TO MAKE THE LOAN TO TRUSTOR. NOTWITHSTANDING THE FOREGOING, ANY CONTROVERSY HEREUNDER SHALL BE GOVERNED BY THE TERMS AND CONDITIONS OF THAT CERTAIN ALTERNATIVE DISPUTE RESOLUTION AGREEMENT, DATED AS OF THE DATE HEREOF, BY AND AMONG BORROWER AND LENDER.

[SIGNATURE ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust on the day and year set forth above.

TRUSTOR PLEASE NOTE: IN THE EVENT OF YOUR DEFAULT, THIS DEED OF TRUST AND APPLICABLE LAW PERMITS THE TRUSTEE TO SELL THE PROPERTY AT A SALE HELD WITHOUT SUPERVISION BY ANY COURT AFTER EXPIRATION OF A PERIOD PRESCRIBED BY LAW. SEE SECTION 6.21.1(e) ABOVE FOR A DESCRIPTION OF THIS PROCEDURE. UNLESS YOU PROVIDE AN ADDRESS FOR THE GIVING OF NOTICE, YOU MAY NOT BE ENTITLED TO OTHER NOTICE OF THE COMMENCEMENT OF SALE PROCEEDINGS. BY EXECUTION OF THIS DEED OF TRUST, YOU CONSENT TO THIS PROCEDURE. IF YOU HAVE ANY QUESTIONS CONCERNING IT, YOU SHOULD CONSULT YOUR LEGAL ADVISOR. BENEFICIARY AND TRUSTEE URGE YOU TO GIVE BENEFICIARY PROMPT NOTICE OF ANY CHANGE IN YOUR ADDRESS SO THAT YOU MAY RECEIVE ANY NOTICE OF DEFAULT AND NOTICE OF SALE GIVEN PURSUANT TO THIS DEED OF TRUST.

“TRUSTOR”

OMNIVISION TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ James He
Name:	JAMES HE
Title:	COO

State of California	)
	)	SS.
County of Santa Clara	)

On March 16, 2007 before me, a notary public in and for said State, personally appeared James He, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature	/s/ Ching-Ning S. Chang	(Seal)
[STAMP]
Capacity of Signatory Notary Public

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

State of California

County of Santa Clara

On March 16, 2007 before me,	Ching-Ning S. Chang
Name and Title of Officer (e.g., “Jane Doe, Notary Public”)

Personally appeared	James He
Name(s) of Signer(s)

☐ personally known to me – OR - ☒ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.
[STAMP]
/s/ Ching-Ning S. Chang
Signature of Notary Public

Exhibit “A”

Legal Description

EXHIBIT A

LEGAL DESCRIPTION

PARCEL A:

PARCEL 1, SO DESIGNATED AND DELINEATED ON THE PARCEL MAP RECORDED SEPTEMBER 27, 1985, IN BOOK 549 OF MAPS, PAGES 53, 54 AND 55, SANTA CLARA COUNTY RECORDS.

TOGETHER WITH A NON-EXCLUSIVE EASEMENT FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS OVER ALL WALKWAYS AND PAVED COMMON AREAS WITHIN PARCEL 2, SO DESIGNATED AND DELINEATED ON SAID PARCEL MAP, AS PROVIDED FOR IN THE DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS AND DECLARATION OF EASEMENTS RECORDED DECEMBER 27, 1985 IN BOOK J560, PAGE 919, OFFICIAL RECORDS.

PARCEL B:

PARCEL ONE:

ALL OF PARCEL 2, AS SHOWN UPON THAT CERTAIN MAP ENTITLED, “PARCEL MAP BEING A RESUBDIVISION OF ‘PARCEL A’ AS SHOWN UPON THAT CERTAIN PARCEL MAP RECORDED IN BOOK 532 OF MAPS AT PAGE 48 AND 49, RECORDS OF SANTA CLARA COUNTY”, WHICH MAP WAS FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON SEPTEMBER 27, 1985 IN BOOK 549 OF MAPS, AT PAGES 53, 54 AND 55.

PARCEL TWO:

A NON-EXCLUSIVE EASEMENT FOR PEDESTRIAN AND VEHICULAR INGRESS AND EGRESS OVER ALL WALKWAYS AND PAVED COMMON AREAS WITHIN PARCEL 1, AS SHOWN ON PARCEL MAP ABOVE REFERRED TO, AS PROVIDED FOR IN DECLARATION OF RESTRICTIONS RECORDED IN BOOK J560 OF OFFICIAL RECORDS, PAGE 919.

APN: 104-13-094 (Affects: Parcel A) and 104-13-095 (Affects: Parcel B)

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Exhibit “B”

ADDENDUM TO DEED OF TRUST

The following provisions are made a part of the Deed of Trust with Security Agreement, Assignment of Leases and Fixture Filing (the “Deed of Trust”) to which this Addendum is attached:

1.          Impounds for Taxes and Insurance. The obligation to make payments under Section 6.5 shall apply only (a) if Trustor fails for any reason to make payment prior to delinquency of any Taxes and Assessments under Section 6.3, or (b) if Trustor fails for any reason to make payment prior to when due of any premium for any policy of insurance carried under Section 6.4 (or fails to provide timely evidence of such payment of taxes or insurance as provided herein), or (c) at Beneficiary’s option exercised at any time during the existence of any Event of Default.

2.          Additional Essential Party. “Additional Essential Parties” shall mean OmniVision Technologies (Hong Kong) Company Limited and OmniVision International Holding Ltd.

3.          Notice. The address of the Trustor for notice pursuant to Section 6.39 of the Deed of Trust is as follows:

OmniVision Technologies, Inc.
Attn: General Counsel
1341 Orleans Drive
Sunnyvale, CA 94089

4.          Payment obligations under the Loan are absolute and unconditional without any right of rescission, setoff, counterclaim or defense for any reason against Beneficiary. Trustor is unconditionally and irrevocably obligated to make the payments required under the Loan Documents notwithstanding any damage to, defects in or destruction of the Property or any other event, including obsolescence of any property or improvements.

6.29	Severability	20
6.30	Successors in Interest	20
6.31	Estoppel Certificates; Information to Third Persons	20
6.32	Commingling of Funds	20
6.33	Certain Warranties and Representations	20
6.34	Trustor Waiver of Rights	21
6.35	Effect of Waivers	21
6.36	Late Charges; Past Due Rate; Prepayment	21
6.37	Status of Trustee	21
6.38	Governing Law	21
6.39	Notices	21
6.40	Representation by Legal Counsel	22
6.41	Reimbursement of Expenses	22
6.43	Management	22

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